Exhibit 10.16

NATIONAL MENTOR SERVICES, LLC

2003 DEFERRED COMPENSATION PLAN

(Effective April 30, 2003)

CERTIFICATE

I,                              , the                      of National Mentor Services, LLC, do hereby certify that the attached is a true and correct copy of the National Mentor Services, LLC 2003 Deferred Compensation Plan as in effect on April 30, 2003.

By:

Title:

Dated this 30th day of April, 2003.

NATIONAL MENTOR SERVICES, LLC

2003 DEFERRED COMPENSATION PLAN

(Effective April 30, 2003)

Table of Contents

ARTICLE I Introduction
1.1	Name
1.2	Purpose
1.3	Administration of the Plan

ARTICLE II I Definitions

ARTICLE III Plan Participation
3.1	Eligibility
3.2	Participation

ARTICLE IV Deferral Contributions
4.1	Deferral Contributions
4.2	Deferral Contributions Account

ARTICLE V Account Balances
5.1	Hypothetical Shares
5.2	Accrued Dividends
5.3	Distributions
5.4	Adjustments for Certain Events
5.5	Adjustments to Hypothetical Shares of Preferred Stock
5.6	Actual Investment Not Required

ARTICLE VI Establishment of Trust
6.1	Establishment of Trust
6.2	Status of Trust

ARTICLE VII Distribution of Account Balances
7.1	Vesting
7.2	Distributions
7.3	Designation of Beneficiaries

ARTICLE VIII Amendment and Termination
8.1	Amendment
8.2	Plan Termination

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ARTICLE IX General Provisions
9.1	Non-Alienation of Benefits
9.2	Withholding for Taxes
9.3	Immunity of Committee Members
9.4	Plan Not to Affect Employment Relationship
9.5	Assumption of Company Liability
9.6	Subordination of Rights
9.7	Notices
9.8	Gender and Number; Headings
9.9	Controlling Law
9.10	Successors
9.11	Severability
9.12	Action by Company
9.13	Review of Benefit Determinations

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NATIONAL MENTOR SERVICES, LLC

2003 DEFERRED COMPENSATION PLAN

ARTICLE I
Introduction

1.1                                 Name.  The name of this plan shall be the “National Mentor Services, LLC 2003 Deferred Compensation Plan.”  Unless otherwise expressly provided herein, the capitalized terms used in this Plan shall have the meanings set forth in Article II.

1.2                                 Purpose.  This Plan shall constitute an unfunded nonqualified deferred compensation arrangement established for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of ERISA) of the Company or its Subsidiaries or Affiliates.

1.3                                 Administration of the Plan.  The Plan shall be administered by the Committee.  The duties and authority of the Committee under the Plan shall include (i) the interpretation of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan, and (iv) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms.  Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Company and each Participant, former Participant, designated beneficiary, and each person claiming under or through any Participant or designated beneficiary; and no additional authorization or ratification by the Board or stockholders of the Company shall be required.  Any action taken by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant.  A member of the Committee may be a Participant, but no member of the Committee may participate in any decision directly affecting his rights or the computation of his benefits as an individual Participant under the Plan.  Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.  In the event that the Company and a Participant enter into a separate written agreement regarding the rights of such Participant under the Plan, the Committee shall have the sole and absolute discretion to interpret the terms of such agreement as it relates to the Plan and to resolve any conflicts between the terms of such agreement and the terms of this Plan.

ARTICLE III
Definitions

Capitalized terms used herein but not otherwise defined herein shall have the following meaning:

“Account” means a bookkeeping account maintained by the Company for a Participant under the Plan.

“Account Balance” means the value, as of a specified date, of any of the Accounts of a Participant.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and if such Person is a partnership, “Affiliate” shall also mean each general partner and limited partner of such Person.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the persons who have been designated by the Board to administer the Plan.  If no persons have been designated by the Board to administer the Plan, the full Board shall constitute the Committee for purposes of this Plan.

“Company” means National Mentor Services, LLC, a Delaware limited liability company, or its successors or assigns under the Plan.

“Deferral Contributions” means the amount that a Participant has elected to reduce his or her compensation by pursuant to Section 4.1(a) of this Plan or the amount credited to such Participant pursuant to Section 4.1(b) of this Plan.

“Effective Date” means April 30, 2003.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Holdings” means National Mentor Holdings, Inc.

“Liquidation Value” means the liquidation value of a share of Preferred Stock as provided in Holdings’ Certificate of Incorporation.

“Participant” means any eligible employee of the Company or its Subsidiaries or Affiliates who is participating under the Plan pursuant to Article III.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means this “National Mentor Services, LLC 2003 Deferred Compensation Plan,” as amended from time to time.

“Plan Year” means the calendar year; provided, however, that the initial Plan Year shall be the period from April 30, 2003 through December 31, 2003.

“Preferred Stock” shall mean the Series A Preferred Stock, par value $0.01 per share, of Holdings.

“Sale of Holdings” means the sale of Holdings to an independent third party or group of independent third parties (as the term “group” is used under the Securities Exchange Act of 1934, as amended) pursuant to which such party or parties acquire (i) capital stock of Holdings possessing the voting power under normal circumstances to elect a majority of Holdings’ Board of Directors (whether by merger, consolidation, sale or transfer of Holdings’ capital stock) or (ii) more than 50% of Holdings’ assets determined on a consolidated basis.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE III
Plan Participation

3.1                                 Eligibility.  The Committee shall designate, in writing, each person that is eligible to receive a benefit under this Plan.  The initial eligible persons shall be the executives of the Company or its Subsidiaries or Affiliates listed on Exhibit A attached hereto.  Only those employees who are in a select group of management or are highly compensated (within the meaning of Title I of ERISA) may be designated as eligible to participate under this Plan.

3.2                                 Participation.  With respect to each person whose name appears under the heading “REM Employees” on Exhibit A hereto, each such person shall become a Participant hereunder by timely executing a deferral election form with the Committee in accordance with the requirements of Article IV.  With respect to each person whose name appears under the heading “Mentor Employees” on Exhibit A hereto, each such person shall automatically be a Participant hereunder without the need to file any election.

ARTICLE IV
Deferral Contributions

4.1                                 Deferral Contributions. (a) With respect to each person whose name appears under the heading “REM Employees” on Exhibit A hereto, each such person may elect to reduce his or her compensation by an amount less than or equal to the amount of any bonus or similar payment to be paid to such person relating to the acquisition of REM, Inc. and certain of its Affiliates by the Company.  Each such person desiring to so defer compensation hereunder shall file a written election with the Committee in such form and at such time as the Committee may determine.  The completion of such an election shall evidence such person’s authorization of the Company and its Affiliates to reduce his or her compensation and shall thereafter be irrevocable.  The amount by which such person’s compensation has been so reduced shall be such person’s Deferral Contribution.  (b) With respect to each person whose name appears under the heading “Mentor Employees” on Exhibit A hereto, each such person shall have a Deferral Contribution in the amount set forth opposite his or her name on Exhibit A hereto.

4.2                                 Deferral Contributions Account.  The Committee shall establish and maintain an Account with respect to each Participant that has a Deferral Contribution under this Article IV.  The Participant’s Account shall be a bookkeeping account maintained by the Company and shall initially reflect such Participant’s Deferral Contribution.  The Account shall be increased or decreased in accordance with Article V.

ARTICLE V
Account Balances

5.1                                 Hypothetical Shares.  The Company shall credit all Deferral Contributions to a Participant’s Account as of the date designated by the Committee.  When and as a Deferral Contribution is credited to a Participant’s Account, for purposes of this Plan such Deferral Contribution shall be treated as if it was hypothetically invested in a number of shares of newly issued Preferred Stock having a Liquidation Value equal to the amount of such Deferred Contribution.

5.2                                 Accrued Dividends.  Each Account shall be credited on a daily basis by an amount equal to all dividends which would have accrued on such day with respect to the Preferred Stock deemed to be held in such Account as if such Account was actually invested in the Preferred Stock.  For purposes of Section 7.2(b) hereof, without duplication for any accruals pursuant to this Article V, the amount of any dividend actually declared and paid on the Preferred Stock that would have been received if a Participant’s Account were actually invested in the Preferred Stock shall be deemed to be hypothetically reinvested in a number of shares of newly issued Preferred Stock having a Liquidation Value equal to the amount of such dividend.

5.3                                 Distributions.  When and as any amount is distributed to any Participant in respect of his or her Account, such Account shall be reduced by the amount of such distribution.

5.4                                 Adjustments for Certain Events.  Effective immediately prior to any (i) liquidation, dissolution or winding up of Holdings (whether voluntary or involuntary), (ii) Sale of Holdings, (iii) sale or exchange of all or substantially all of the issued and outstanding Preferred Stock, and/or (iv) similar or comparable transaction, event or occurrence, each Participant’s Account Balance shall be adjusted to equal that which such Participant would have received in connection with such transaction, event or occurrence if such Participant were actually the holder of the Preferred Stock deemed to be held in such Participant’s Account.  By way of example, if in connection with a liquidation, dissolution or winding up of Holdings, the holders of Preferred Stock were to receive only 50% of the Liquidation Value thereof and no accrued and unpaid dividends thereon, then each Participant’s Account Balance would be similarly reduced.

5.5                                 Adjustments to Hypothetical Shares of Preferred Stock.  For purposes of this Plan, if (i) the Company makes any distribution to any Participant in respect of his or her Account or (ii) the Company makes any adjustment to a Participant’s Account Balance pursuant to Section 5.4 above, then in each such case, the number of shares of Preferred Stock hypothetically held in such Account and/or the accrued and unpaid dividends on the shares of Preferred Stock hypothetically held in such Account shall be appropriately adjusted as determined by the Committee.

5.6                                 Actual Investment Not Required.  Nothing in this Plan shall require the Company to make any investment in (including any purchase or issuance of) any Preferred Stock.  If the Company should from time to time make any investment similar to the Preferred Stock, such investment shall be solely for the Company’s own account and the Participant shall have no right, title or interest therein.  Accordingly, each Participant is solely an unsecured creditor of the Company with respect to any amount distributable to him under the Plan.

ARTICLE VI
Establishment of Trust

6.1                                 Establishment of Trust.  The Company may, in its sole discretion, establish a grantor trust (as described in Section 671 of the Code) for the purpose of accumulating assets to provide for the obligations hereunder.  The assets and income of such trust shall be subject to the claims of the general creditors of the Company.  The establishment of such a trust shall not affect the Company’s liability to pay benefits hereunder except that any such liability shall be offset by any payments actually made to a Participant under such a trust.  In the event such a trust is established, the amount to be contributed thereto shall be determined by the Company and the investment of such assets shall be made in accordance with the trust document.

6.2                                 Status of Trust.   Participants shall have no direct or secured claim in any asset of the trust, if any, or in specific assets of the Company and will have the status of general unsecured creditors of the Company for any amounts due under this Plan.  The assets and income of the trust, if any, will be subject to the claims of the Company’s creditors as provided in the trust document.

ARTICLE VII
Distribution of Account Balances

7.1                                 Vesting.  The Participant’s Account shall be 100% vested and nonforfeitable and shall be distributable to the Participant or, in the event of the Participant’s death, to his beneficiary, as provided in this Article VII, subject however, to the provisions of this Plan to the contrary (including those provisions limiting a Participant’s rights to those of an unsecured creditor of the Company).

7.2                                 Distributions.

(a)                                  Distributions at the Company’s Election.  Notwithstanding anything to the contrary contained herein, the Committee may on its own initiative authorize and direct the Company to distribute to any Participant all or any portion of the Participant’s Account at any time and for any reason.

(b)                                 Required Distributions.

(i)                                     Redemption.  If Holdings at any time makes a ratable redemption of all outstanding shares of its Preferred Stock in accordance with Section 4 of Holdings’ Certificate of Incorporation, the Committee shall direct the Company to make a cash distribution to each Participant from such Participant’s Account in an amount equal to the cash proceeds such Participant would have received had the Preferred Stock deemed to be held in such Participant’s Account actually been issued and outstanding shares of Preferred Stock as of the time of such redemption.

(ii)                                  Liquidation.  Upon any liquidation, dissolution or winding up of Holdings (whether voluntary or involuntary), the Committee shall direct the Company to distribute to each Participant from such Participant’s Account, at the same time and in the same manner, as holders of Preferred Stock under Holdings’ Certificate of Incorporation as if such Participant were actually the holder of the Preferred Stock deemed to be held in such Participant’s Account.

(iii)                               Other Agreements.  If the Company is required pursuant to a written agreement between a Participant and the Company to make a distribution of such Participant’s Account Balance not otherwise required hereunder, the Company shall distribute to such Participant his or her Account Balance at the times and in the proportions required by such written agreement, subject to the terms and conditions of the Plan.  In the event of any conflict between the terms or conditions of such an agreement and this Plan, the terms and condition of this Plan shall control.

7.3                                 Designation of Beneficiaries.  Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant’s Account under the Plan is to be paid if the Participant dies before such Account is fully distributed.  Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by or otherwise acceptable to the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.  If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant’s death or before complete payment of the Participant’s Account, the Committee, in its discretion, may pay the Participant’s Account to either (i) one or more of the Participant’s relatives by blood, adoption or marriage and in such proportions as the Committee determines, or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

ARTICLE VIII
Amendment and Termination

8.1                                 Amendment.  The Company, in its discretion, shall have the right to amend the Plan from time to time, except that no such amendment shall, without the consent of the Participant to whom deferred compensation has been credited to any Account under this Plan, adversely affect the right of the Participant (or his beneficiary) to receive payments of such deferred compensation under the terms of this Plan.

8.2                                 Plan Termination.  The Company may, in its discretion, terminate the Plan at any time, however, no termination of this Plan shall alter the right of a Participant (or his beneficiary) to payments of deferred compensation previously credited to such Participant’s Accounts under the Plan.  Notwithstanding the preceding sentence or Section 8.1, in connection with the Plan’s termination (or in any amendment adopted in connection with such termination), the Company may provide that each Participant’s Account under the Plan will be distributed as soon as my be practicable to the Participant (or, if applicable, beneficiary).

ARTICLE IX
General Provisions

9.1                                 Non-Alienation of Benefits.  A Participant’s rights to the amounts credited to his or her Accounts under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person.  Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

9.2                                 Withholding for Taxes.  To the extent the Code or Treasury Regulations or any state or local tax act requires tax or other amounts to be withheld or paid (collectively, “Withholdings”) with respect to amounts creditable or distributable to the Participant under the Plan, the Company may withhold from any distribution made under the Plan any such Withholdings and/or as a condition of the Participant becoming entitled to any amount under the Plan (i) require the Participant to pay such amount to the Company or (ii) reduce the Deferral Contributions or Account Balance of such Participant by the amount of such Withholdings.

9.3                                 Immunity of Committee Members.  The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of the Company or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion.  No member of the Committee shall have any liability to the Company or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member of the Committee pursuant to the Plan which was based upon any such information, report or opinion if such member of the Committee relied thereon in good faith, or for any other action or omission of the Committee member made in good faith in connection with the operation of this Plan.

9.4                                 Plan Not to Affect Employment Relationship.  Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or its Subsidiaries or Affiliates to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause.  By accepting any payment under this Plan, each Participant, former Participant, designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

9.5                                 Assumption of Company Liability.  The obligations of the Company under the Plan may be assumed by any Affiliate of the Company, in which case such Affiliate shall be obligated to satisfy all of the Company’s obligations under the Plan and the Company shall be released from any continuing obligation under the Plan.  At the Company’s request, a Participant or designated beneficiary shall sign such documents as the Company may require in order to effectuate the purposes of this Section.

9.6                                 Subordination of Rights.  At the Committee’s request, each Participant or designated beneficiary shall sign such documents as the Committee may require in order to subordinate such Participant’s or designated beneficiary’s rights under the Plan to the rights of such other creditors of the Company or its Affiliates as may be specified by the Committee.

9.7                                 Notices.  Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested.  Any notice given by registered mail shall be deemed to have been given upon the date of registration or certification by the Post Office, correctly addressed to the last known address (as appearing in the records of the Committee or the Company) of the person to whom such notice is to be given.

9.8                                 Gender and Number; Headings.  Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply; and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.  Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

9.9                                 Controlling Law.  The Plan shall be construed in accordance with the laws of the State of Delaware, to the extent not preempted by any applicable federal law.

9.10                           Successors.  The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor and on any Employer and its successor, whether by way of merger, consolidation, purchase or otherwise.

9.11                           Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

9.12                           Action by Company.  Any action required or permitted by the Company under the Plan shall be by resolution of its Board or by a duly authorized committee of its Board, or by a person or persons authorized by resolution of the Board or such committee.

9.13                           Review of Benefit Determinations.  If a claim for benefits made by a Participant or his or her beneficiary is denied, the Committee shall within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial.  Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan’s claim review procedures.  If requested in writing, the Committee shall afford each claimant whose claim has been denied a full and fair review of the Committee’s decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the Committee shall notify the claimant in writing of the Committee’s final decision.

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EXHIBIT A

Initial Participants

REM EMPLOYEES

Participant	Date of Credit for Initial Account Balance	Initial Account Balance	Shares of Preferred Stock Deemed Initially Held
Dave Petersen	May 1, 2003	$99,624.99	99.625
John Green	May 1, 2003	$61,054.13	61.054
Neil Brendmoen	May 1, 2003	$58,596.95	58.597
Peg DuBord	May 1, 2003	$33,483.97	33.484

MENTOR EMPLOYEES

Participant	Date of Credit for Initial Account Balance	Initial Account Balance	Shares of Preferred Stock Deemed Initially Held
Gregory Torres	May 1, 2003	$96,415.25	96.415
Donald Monack	May 1, 2003	$88,031.32	88.031
Julie Fay	May 1, 2003	$37,690.87	37.691
Robert Longo	May 1, 2003	$26,166.05	26.166
Bruce Nardella	May 1, 2003	$22,614.52	22.615
Laura Rice	May 1, 2003	$25,151.80	25.152
Denis Holler	May 1, 2003	$37,690.87	37.691
Elizabeth Hopper	May 1, 2003	$66,335.93	66.336
Thomas Kayma	May 1, 2003	$15,076.35	15.076
Christina Pak	May 1, 2003	$20,959.84	20.960
John Gillespie	May 1, 2003	$88,031.32	88.031
Hugh R. Jones III	May 1, 2003	$12,061.08	12.061
Randy Evans	May 1, 2003	$9,045.81	9.046